UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2012

ELEVATE, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34642	20-1607874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Avenida La Pata, Suite 201 San Clemente, California	92673
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 276-5428

Copies of Communications to:
Stoecklein Law Group, LLP
Columbia Center
401 West A Street
Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2012, Elevate Marketing Group, LLC, a wholly-owned subsidiary of the Registrant (“EMG”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with iAlarm, Inc. (“iAlarm”), a Utah corporation and wholly-owned subsidiary of EMG. The Registrant intends to receive 7,203,874 shares of its common stock, held by a group of Shareholders, (“Elevate Shares”) in exchange for 100% of iAlarm’s issued and outstanding common shares (“Exchange Shares”). In the Exchange Agreement, the parties agree to forgive and cancel the Revolving Grid Note up to $600,000 owed by the Registrant, to iAlarm.

Pursuant to the terms of the Exchange Agreement, iAlarm will cease being a wholly-owned subsidiary of Elevate, Inc., and will be owned entirely by the Shareholders.  Subject to the terms and conditions set forth in the Exchange Agreement, the Exchange is anticipated to become effective on December 16, 2012.

The Exchange Agreement sets forth that the Registrant shall have obtained a cancellation of the 7,203,874 Elevate Shares. Upon closing, it is anticipated that the Registrant will have 21,862,530 shares of common stock issued and outstanding. iAlarm will have 10,000 shares of common stock issued and outstanding.

The Exchange, upon closing, will provide the Shareholders with the ownership of 100% of iAlarm, which offers a fully integrated suite of home security products and services that include Elevate Interactive, a complete home security management system operated online or through a wireless mobile App.

A copy of the Exchange Agreement is filed as Exhibit 2.1 to this Current Report and is incorporated in its entirety herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Share Exchange Agreement (by and among Elevate, Inc., iAlarm, and Elevate Shareholders) dated November 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEVATE, INC.

By: /S/ Wright Thurston
Wright Thurston, Chief Executive Officer

Date:  November 20, 2012